As filed with the Securities and Exchange Commission on December 31, 1998

                                                      Registration No. 333-64239

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            -------------------------




                   POST-EFFECTIVE AMENDMENT NO. 1 ON FORM S-8
                       TO FORM S-4 REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------

                             WASTE MANAGEMENT, INC.
             (Exact name of Registrant as specified in its charter)


         Delaware                                                73-1309529
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                           Identification Number)

                               1001 Fannin Street
                                   Suite 4000
                              Houston, Texas 77002
                                 (713) 512-6200
       (Address, including zip code, and telephone number, including area code of Registrant's principal executive offices)

                            -------------------------


          Eastern Environmental Services, Inc. 1997 Stock Option Plan;
                      Eastern Environmental Services, Inc.
                  Amended and Restated 1996 Stock Option Plan;
           Eastern Environmental Services, Inc. 1991 Stock Option Plan

                           (Full titles of the Plans)
                            -------------------------


                               Gregory T. Sangalis
                             Waste Management, Inc.
                               1001 Fannin Street
                                   Suite 4000
                              Houston, Texas 77002
                                 (713) 512-6200
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)





This Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement relates to 781,056 shares of Common Stock, par value $.01 per share (the "Common Stock"), of Waste Management, Inc. (the "Registrant"). Such shares are issuable to holders of outstanding options to purchase shares of Common Stock, par value $0.01 per share, of Eastern Environmental Services, Inc. ("Eastern"), a wholly-owned subsidiary of the Registrant, which options were assumed by the Registrant upon the effective time of the merger of a subsidiary of the Registrant with and into Eastern (the "Merger") on December 31, 1998. These shares of Common Stock were originally registered on the Registrant's Registration Statement on Form S-4 to which this is an amendment; accordingly, the registration fee in respect of such Common Stock was paid at the time of the original filing of the Registration Statement relating to such Common Stock.

                                EXPLANATORY NOTE

                  Pursuant to an Agreement and Plan of Merger, dated as of August 16, 1998 (the "Merger Agreement"), by and among the Registrant, Eastern Environmental Services, Inc. ("Eastern") and Ocho Acquisition Corporation ("Merger Sub"), among other things, (i) Merger Sub merged with and into Eastern, with Eastern continuing as the surviving corporation, (ii) each share of common stock, par value $0.01 per share, of Eastern ("Eastern Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time") was converted into the right to receive 0.6406 of a share of common stock, par value $.01 per share, of the Registrant ("Registrant Common Stock"), and (iii) at the Effective Time, shares of Registrant Common Stock, rather than shares of Eastern Common Stock, became issuable pursuant to the following plans: Eastern Environmental Services, Inc. 1997 Stock Option Plan; Eastern Environmental Services, Inc. Amended and Restated 1996 Stock Option Plan and the Eastern Environmental 1991 Stock Option Plan (the "Eastern Plans").

                  The Registrant hereby amends its Registration Statement on Form S-4 (No. 333-64239), filed with the Securities and Exchange Commission on September 29, 1998, by filing this Post-Effective Amendment No. 1 on Form S-8 relating to 781,056 shares of Registrant Common Stock issuable upon the exercise of options to acquire or receive shares of Registrant Common Stock pursuant to the provisions of the Eastern Plans.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS




Item 1.    Plan Information.*

Item 2.    Registrant Information and Employee Plan Annual Information.*





























----------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the "Note" to
     Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

                  The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (formerly known as USA Waste Services, Inc.) are hereby incorporated by reference into this Registration
Statement:

                  (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

                  (b) Quarterly Report on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 (as amended on Form 10-Q/A filed on August 28,
          1998) and September 30, 1998.

                  (c) Current Reports on Form 8-K dated March 12, 1998; July 16, 1998; July 17, 1998 (as amended on Form 8-K/A filed on August 12,
          1998); August 17, 1998; September 22, 1998; September 23, 1998 and
          October 8, 1998.

                  (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on July 1, 1993, as amended on Form 8-B filed with the Commission on July 13, 1995.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.           Description of Securities.

                  Not applicable.


Item 5.           Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.           Indemnification of Directors and Officers.

                  Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except in cases where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, willfully or negligently authorized the unlawful payment of a dividend or approved an unlawful stock redemption or repurchase or obtained an improper personal benefit. The Registrant's Restated Certificate of Incorporation (the "Charter") contains a provision which eliminates directors' personal liability as set forth above.

                  The Charter and the Bylaws of the Registrant provide in effect that the Registrant shall indemnify its directors and officers, and may indemnify its employees and agents, to the extent permitted by the DGCL. Section 145 of the DGCL provides that a Delaware corporation has the power to indemnify its directors, officers, employees and agents in certain circumstances.

                  Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director, officer, employee or agent had no reasonable cause to believe that his or her conduct was unlawful.

                  Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any director, officer, employee or agent, or former director, officer, employee or agent, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorney's fees), actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such person acted in good faith and in a manner he or she reasonable believed to be in or not opposed to the best interest of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery shall determine that despite the adjudication of liability such person is fairly and reasonable entitled to indemnity for such expenses which the court shall deem proper.

                  Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of
Section 145 of the DGCL or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonable incurred by him or her in connection therewith; that indemnification provided by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the party seeking indemnification may be entitled; and the corporation is empowered to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145 of the DGCL; and that, unless indemnification is ordered by a court, the determination that indemnification under subsections (a) and (b) of Section 145 of the DGCL is proper because the director, officer, employee or agent has met the applicable standard of conduct under such subsections shall be made to a person who is or director or officer at the time or such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  The Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 145(g) of the DGCL.

                  The Registrant has entered into Indemnification Agreements with certain of its directors and executive officers. Such Indemnification Agreements provide that such persons (the "Indemnitees") will be indemnified and held harmless from all expenses, including (without limitation) reasonable fees and expenses of counsel, and all liabilities, including (without limitation) the amount of any judgements, fines, penalties, excise taxes and amounts paid in settlement, actually incurred by an Indemnitee with respect to any threatened, pending or completed claim, action (including any action by or in the right of the Registrant), suit or proceeding (whether formal or informal, or civil, criminal, administrative, legislative, arbitrative or investigative) in respect of which such Indemnitee is, was or at any time becomes, or is threatened to be made, a party, witness, subject or target, by reason of the fact that such Indemnitee is or was a director, officer, agent or fiduciary of the Registrant or serving at the request of the Registrant as a director, officer, employee, fiduciary or representative of another enterprise. Such Indemnification Agreements also provide that the Registrant, if requested to do so by an Indemnitee, will advance to such Indemnitee, prior to final disposition of any proceeding, the expenses actually incurred by the Indemnitee subject to the obligation of the Indemnitee to refund if it is ultimately determined that such Indemnitee was not entitled to indemnification.


Item 7.           Exemption from Registration Claimed.

                  Not applicable.


Item 8.           Exhibits.

                  The following exhibits are filed as part of this Registration
                  Statement:

4.1 Eastern Environmental Services, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 10.67 to Eastern's Form 10-Q for the quarter ended December 31, 1997).

4.2 Eastern Environmental Services, Inc. Amended and Restated 1996 Stock Option Plan (incorporated by reference to Exhibit 4 to Eastern's Registration Statement on Form S-8, File No. 333-28627, filed on June 6, 1997, as subsequently amended on June 18, 1997).

4.3 Eastern Environmental Services, Inc. 1991 Stock Option Plan (incorporated by reference to Exhibit 10.5 to Eastern's Form 10-K for the Transition Period from July 1, 1997 to December 31, 1997).

4.4 Restated Certificate of Incorporation of Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated July 16, 1998).

4.5 By-laws (incorporated by reference to Exhibit 3.2 to the Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-4, File No. 33-60103).

4.6 Agreement and Plan of Merger (previously filed as Annex A to the proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4 (File No. 333-64239) filed on September 29, 1998).

5.1* Opinion of Shearman & Sterling regarding the legality of the Common Stock being registered hereby.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of PricewaterhouseCoopers LLP.

23.3              Consent of Shearman & Sterling (included in Exhibit 5.1).

24                Powers of Attorney (included on signature page).


Item 9.           Undertakings.

                  (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

------------------------

*    Previously filed.

                  (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 31st day of December, 1998.


                                           WASTE MANAGEMENT, INC.
                                           (Registrant)


                                           By:   /s/ John E. Drury
                                                -----------------------
                                                John E. Drury
                                                Chief Executive Officer


                                POWER OF ATTORNEY

                  We, the undersigned directors and executive officers of WASTE MANAGEMENT, INC., hereby severally constitute John E. Drury, Earl E. DeFrates and Gregory T. Sangalis and each of them singly, our true and lawful attorneys with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments to the registration statement filed with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to any and all amendments to said registration statement.

                  Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement has been signed by the following persons in the capacities indicated on the 31st day of December, 1998.



Signature                                              Title

 /s/ John E. Drury
---------------------------------    Chief Executive Officer and Director
         John E. Drury               (Principal Executive Officer)

 /s/ Rodney R. Proto
---------------------------------    President, Chief Operating Officer
         Rodney R. Proto             and Director

 /s/ Earl E. DeFrates
---------------------------------    Executive Vice President and Chief
         Earl E. DeFrates            Financial Officer (Principal Financial
                                     Officer)

/s/ Bruce E. Snyder
---------------------------------    Vice President and Chief Accounting
         Bruce E. Snyder             Officer (Controller/Principal
                                     Accounting Officer)

Signature                            Title
---------                            -----

---------------------------------    Director
       H. Jesse Arnelle

---------------------------------    Director
  Dr. Pastora San Juan Cafferty

---------------------------------    Director
         Ralph F. Cox

 /s/ Richard J. Heckmann             Director
---------------------------------
     Richard J. Heckmann

 /s/ Roderick M. Hills               Director
---------------------------------
     Roderick M. Hills

---------------------------------    Director
     Richard D. Kinder

---------------------------------    Director (Non-Executive Chairman of
     Robert S. Miller                the Board)

 /s/ Paul M. Montrone                Director
---------------------------------
     Paul M. Montrone

 /s/ John C. Pope                    Director
---------------------------------
     John C. Pope

 /s/ Steven G. Rothmeier             Director
---------------------------------
     Steven G. Rothmeier

 /s/ Ralph V. Whitworth              Director
---------------------------------
     Ralph V. Whitworth

---------------------------------    Director
        Jerome B. York

                                  Exhibit Index

Exhibit No.       Description of Document

4.1 Eastern Environmental Services, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 10.67 to Eastern's Form 10-Q for the quarter ended December 31, 1997).

4.2 Eastern Environmental Services, Inc. Amended and Restated 1996 Stock Option Plan (incorporated by reference to Exhibit 4 to Eastern's Registration Statement on Form S- 8, File No. 333-28627, filed on June 6, 1997, as subsequently amended on June 18, 1997).

4.3 Eastern Environmental Services, Inc. 1991 Stock Option Plan (incorporated by reference to Exhibit 10.5 to Eastern's Form 10-K for the Transition Period from July 1, 1997 to December 31, 1997).

4.4 Restated Certificate of Incorporation of Registrant, as amended (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated July 16, 1998).

4.5 By-laws (incorporated by reference to Exhibit 3.2 to the Post-Effective Amendment No. 1 to the Registrant's Registration Statement on Form S-4, File No. 33-60103).

4.6 Agreement and Plan of Merger (previously filed as Annex A to the proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4 (File No. 333-64239) filed on September 29, 1998).

5.1* Opinion of Shearman & Sterling regarding the legality of the Common Stock being registered hereby.

23.1              Consent of Arthur Andersen LLP.

23.2              Consent of PricewaterhouseCoopers LLP.

23.3              Consent of Shearman & Sterling (included in Exhibit 5.1).

24                Powers of Attorney (included on signature page).